FORM 8-A/A
                                 Amendment No. 1
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                          MotivePower Industries, Inc.
             (Exact name of registrant as specified in its charter)

                Delaware                                 82-0461010
(State of Incorporation or Organization)   (I.R.S. Employer Identification No.)

        1200 Reedsdale Street
            Pittsburgh, PA                                15233
(Address of principal executive offices)                (Zip Code)

       Securities to be registered pursuant to Section 12(b) of the Act:

        Title of each class              Name of each exchange on which
        to be so registered              each class is to be registered
        -------------------              ------------------------------

       Share Purchase Rights                New York Stock Exchange

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the
following box.                                                              [ ]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General
Instruction A.(c)(2), please check the following box.                       [ ]

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1 is hereby amended and supplemented by adding thereto the following:

     On August 22, 1997, the Board of Directors of the Company approved the execution and delivery of an amendment (the "Amendment") to the Rights Agreement dated as of January 19, 1996 between the Company and ChaseMellon Shareholder Services, L.L.C.(formerly Chemical Mellon Shareholder Services, L.L.C.), as Rights Agent (the "Rights Agent"), as previously amended as of April 5, 1996, June 20, 1996 and July 25, 1996 (the "Rights Agreement"). The Amendment (i) increases the Purchase Price from $16.00 to $80.00 per share of Preferred Stock (or, when applicable, Common Stock, securities, cash, and/or other property), subject to adjustment, and (ii) extends the term of the Rights Agreement from January 30, 2006 to August 31, 2007 (unless earlier redeemed or exchanged).

Item 2. Exhibits.

     The Exhibit Index appearing on page 4 hereof is incorporated herein by reference.

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf of the undersigned, thereto duly authorized.



                                        MotivePower Industries, Inc.

                                        By:  /s/ Jeannette Fisher-Garber
                                             -----------------------------------
                                             Jeannette Fisher-Garber
                                             Vice President, Secretary
                                              and General Counsel


Date: October 22, 1997

                                  EXHIBIT INDEX


No.     Description                                                       Page
---     -----------                                                       ----

(1)     Amendment to Rights Agreement dated as of August 22, 1997           5
        between the Company and the Rights Agent